AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Securities Purchase Agreement, dated April 12, 2016 (the “Purchase Agreement”), is entered into as of July __, 2016 by and between True Drinks Holdings, Inc., a Nevada corporation (the “Company”), and each of the parties (individually, a “Purchaser” and collectively the “Purchasers”) identified in the signature pages hereto. Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings as set forth in the Purchase Agreement.

RECITALS

WHEREAS, on April 12, 2016, the Company and the Purchasers entered into the Purchase Agreement, wherein the Purchasers agreed to purchase an aggregate total of 50,000 shares of Series C Convertible Preferred Stock (the “Preferred Stock”) for $100.00 per share over the course of two Investment Dates, and, as additional consideration, the Company agreed to issue to the Purchasers Warrants to acquire that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $0.15 per share equal to 100% of the Conversion Shares issuable upon conversion of the Preferred Stock purchased by such Purchaser on any particular Investment Date;

WHEREAS, Purchaser Red Beard Holdings, LLC, a California limited liability company (“Red Beard”) purchased 25,000 shares of Preferred Stock on the Initial Investment Date, April 12, 2016, and agreed to purchase an additional 25,000 shares of Preferred Stock on or before the Second Investment Date, currently defined in the Purchase Agreement as July 12, 2016;

WHEREAS, the Company and the Purchasers now desire to enter into this Amendment to: (i) modify the definition of “Second Investment Date” to mean July 15, 2016; (ii) decrease the number of shares of Preferred Stock to be purchased on or before the Second Investment Date to 10,000 shares; and (iii) to create an additional Investment Date by which the Purchasers to purchase the remaining 15,000 shares of Preferred Stock.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1.

Section 1(b) of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“(b)

Amounts; Timing of Funding. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, each Purchaser, severally and not jointly, agrees to purchase, no later than the following dates, the Securities issuable upon receipt of the aggregate Purchase Price set forth opposite each date (each date, an “Investment Date”) on such Purchaser’s Execution Page:

Investment Date	Amount of Purchase	No. of Shares
On or before April 12, 2016 (the “Initial Investment Date”)	$2,500,000.00	25,000
On or before July 15, 2016 (the “Second Investment Date”)	$1,000,000.00	10,000
On or before August 31, 2016 (the “Third Investment Date”)	$1,500,000.00	15,000

1.

The Company represents and warrants to the Purchasers as follows:

                (a)

 Except as the same may be qualified by any attachment hereto updating disclosures in any existing exhibit to the Purchase Agreement, the representations, warranties and covenants of the Company made in the Transaction Documents remain true and accurate and are hereby incorporated in this Amendment by reference and reaffirmed as of the date hereof.

                (b)

The Company has performed, in all material respects, all obligations required to be performed by it under the Transaction Documents, and no default exists thereunder or an event which, with the passage of time or giving of notice or both, would constitute a default.

                (c)

The execution, delivery and performance of this Amendment are within the power of the Company and are not in contravention of law, of the Company’s Articles of Incorporation, Bylaws or the terms of any other documents, agreements or undertakings to which the Company is a party or by which the Company is bound.  No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Company of this Amendment or any of the documents submitted to the Purchasers in connection with the this Amendment, to ensure the validity or enforceability thereof.

(d)

When executed on behalf of the Company, this Amendment will constitute the legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and the enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

2.

In the event any conflicts between this Amendment and the terms and conditions set forth in the Purchase Agreement arise, the terms and conditions set forth herein shall control. Notwithstanding the execution of this Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The Purchasers do not, in any way, waive the Company’s obligations to comply with any of the provisions, covenants and terms of the Purchase Agreement (as amended hereby) and the other Transaction Documents.

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

ADDRESS:	TRUE DRINKS HOLDINGS, INC.
18662 MacArthur Boulevard, Suite 110 Irvine, CA 92612
By: ______________________ Name: Title:

ADDRESS:	PURCHASER

By: _______________________ Name: Title: